UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 16, 2020

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: + 353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares (ADS(s)), each ADS representing the right to receive one (1) Ordinary Share of Amarin Corporation plc	AMRN	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On June 16, 2020, Amarin Corporation plc (“Amarin”) entered into a settlement agreement with Apotex Inc. (“Apotex”) that resolves patent litigation that would have resulted from the previously disclosed abbreviated new drug application (“ANDA”) filed by Apotex with U.S. Food and Drug Administration (“FDA”) and amended in May 2020 seeking approval of a generic form of VASCEPA® (icosapent ethyl) capsules based on the MARINE study.

As previously disclosed, Amarin is currently appealing to the U.S. Court of Appeals for the Federal Circuit a March 2020 patent invalidity ruling of the U.S. District Court for the District of Nevada in favor of generic companies Hikma Pharmaceuticals USA Inc. and Dr. Reddy’s Laboratories, Inc. Because Apotex is not a party to that litigation, it is not directly subject to related rulings. As such, patent litigation against Apotex would need to be pursued separately.

As part of the settlement agreement, Apotex may not sell a generic version of VASCEPA in the United States until August 9, 2029 (the same such date provided for under the 2018 settlement agreement with Teva Pharmaceuticals USA, Inc.) or earlier under certain customary circumstances. As currently relevant, such circumstances include if Amarin is not successful in its pending appeal of the March 2020 Nevada district court decision after issuance of the Federal Circuit mandate following any Federal Circuit rehearing or en banc review. The agreement also substantially resolves future litigation with Apotex that could have ensued related to the December 2019 cardiovascular risk reduction indication of VASCEPA based on the REDUCE-IT® study. The descriptions above are summaries and are qualified in their entirety by the terms of the agreement, which are confidential. The agreement is subject to review by applicable federal authorities.

Forward-looking statements

This Current Report on Form 8-K contains forward-looking statements related to Amarin’s patents and interpretation of related settlement agreements and litigation. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. Among the factors that could cause actual results to differ materially from those described herein include the following: events that could interfere with the continued validity or enforceability of a patent; Amarin’s ability generally to maintain adequate patent protection and successfully enforce patent claims against third parties; and Amarin’s understanding of current settlement and litigation positions and potential outcomes. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin’s filings with the U.S. Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-Q. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Amarin undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2020	Amarin Corporation plc

	By:	/s/ John Thero
John Thero
President and Chief Executive Officer